PROMISSORY NOTE

Los Angeles, California	April 24, 2007

FOR VALUE RECEIVED, the undersigned, TIX CORPORATION, a Delaware corporation (“Maker”), promises to pay to Joe Marsh (“Creditor”), the sum of $2,000,000, together with interest on the unpaid principal from April 24, 2007 at the rate of Eight Percent (8%) simple interest per annum until maturity, in accordance with the terms and provisions hereinafter set forth.

1. Payment. Payment of said principal and interest shall be made as follows. The entire principal amount shall be due and payable on or before April 1, 2008. Interest only payments shall be made monthly. All payments shall be made in lawful money of the United States at the address of the holder of this Note specified in Paragraph 8 hereof or such other place as the holder of this Note may from time to time designate in writing.

2. Acceleration. Should default be made in the payment of any installment when due hereunder or in the performance of or observance of any of the covenants or agreements of this Note or any instrument now or hereafter evidencing or securing the indebtedness evidenced hereby, and the same not be cured within 10 days after the holder of this Note gives written notice of such default to the Maker, the whole sum of principal remaining unpaid shall become immediately due and payable.

3. Prepayment. The undersigned may prepay the unpaid balance of principal together with accrued interest under this Note in whole or in part at any time or times, without a prepayment penalty calculated on the then outstanding balance of principal.

4. Interest on Delinquent Payments. Any amounts not paid when due hereunder shall bear interest at the rate of eighteen percent (18%) per annum.

5. Collection Costs. In the event it shall become necessary to employ counsel to collect this obligation, the undersigned agrees to pay the holder of this Note reasonable attorneys’ fees for the legal services involved.

6. Waiver. The undersigned waives presentment, protest and demand, notice of protest, demand and dishonor and nonpayment of this Note and consents that the holder of this Note may extend the time of payment or otherwise modify the terms of payment of any part or the whole of the debt extended by this Note, at the request of the undersigned, and such consent shall not alter or diminish the liability of any person, including any guarantor hereof.

7. Severability. The unenforceability or invalidity of any provision or provisions of this Note as to any persons or circumstances shall not render that provision or those provisions unenforceable or invalid as to any other persons or circumstances, and all provisions hereof, in all other respects, shall remain valid and enforceable.

8. Notice. Any notice, demand or document given or delivered hereunder shall, in the case of a notice, be in writing and may be personally delivered or given or made by United States registered or certified mail, return receipt requested, addressed as follows:

Joe Marsh: ____________________________________________________________________;

Tix Corporation: 12001 Ventura Place, Suite 340, Studio City, California 91604.

Any notice, demand or document so given, delivered or made by United States mail shall be deemed to have been given or delivered or made on the second business day after the same is deposited in the United States mail as registered or certified matter, addressed as above provided with postage thereon fully prepaid. Any notice, demand or document not given, delivered or made by registered or certified mail as aforesaid shall be deemed to be given, delivered or made only upon receipt of the same by the one to whom the same is to be given, delivered or made.

9. Successors and Assigns. The term “undersigned”, as used herein, means Maker and its successors and assigns as obligor under the Note, and the term “holder of this Note” as used herein, means Creditor and his successors and assigns as holder of this Note.

TIX CORPORATION
a Delaware Corporation

By	/s/ Mitch Francis
Mitch Francis, its CEO
Maker